SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):    February 22, 2007
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

63 South Avenue, Burlington, Massachusetts	01803

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (781) 345-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01      Entry into a Material Definitive Agreement.
     On February 22, 2007, iRobot Corporation (the “Company”) and Boston Properties Limited Partnership (the “Landlord”) entered into a Lease Agreement (the “Lease Agreement”) for the Company’s new corporate headquarters. The lease is for 157,776 square feet space located at 4-18 Crosby Drive, Bedford, Massachusetts and shall commence, subject to certain conditions, on May 1, 2008. The term of the lease is 144 months with a base rent of $2,008,488.48 per year, which shall increase to $2,087,376.48 per year beginning in the third year of Lease Agreement. Pursuant to the Lease Agreement, the Company has rights to renew the Lease Agreement. Under the terms of the Lease Agreement, the Company is required to provide a security deposit of $2,000,000, subject to reduction commencing March 1, 2010 upon the occurrence of certain conditions, and will be required to pay its pro rata share of any building operating expenses and real estate taxes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
February 26, 2007	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary